UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Sterling Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	38-3163775
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Towne Square, Suite 1900

Southfield, MI 48076

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-221016

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the common stock, no par value per share, of Sterling Bancorp, Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-221016), as initially filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2017 (the “Registration Statement”), including exhibits, and as subsequently amended from time to time prior to effectiveness, which is hereby incorporated by reference.  In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STERLING BANCORP, INC.
Date: November 13, 2017

	By:	/s/ Thomas Lopp
Thomas Lopp
Chief Financial Officer